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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in the Amendment No. 1 to the Registration Statement on Form S-11 dated March 5, 2004, of Bull Street Real Estate Investment Trust, Inc., relating to the offering of $220,000,000 of common stock of our report dated December 23, 2003, on the financial statement of Bull Street Real Estate Investment Trust, Inc. contained in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



EIDE BAILLY LLP


/S/ Eide Bailly LLP
March 5, 2004
Aberdeen, South Dakota